Exhibit 24
POWER OF ATTORNEY FOR SECTION 16 REPORTING
The undersigned hereby appoints Joseph K. Belanoff, in his capacity as
Chief Executive Officer of Corcept Therapeutics Incorporated (the
"Company"), Andrew Galligan, in his capacity as Chief Financial Officer of the
Company, and either of them with full power of substitution or their respective successors in any such offices, as the attorney-in-fact of the undersigned to execute and file with the Securities and Exchange Commission ("SEC") and any other authority required by the rules and regulations of the SEC or any market or exchange on which shares of the Company are traded and to submit to the Company, in the place and stead of the undersigned, SEC Forms 3, 4 and
5 and any successor reporting forms required by the SEC in connection with purchases and sales of securities of the Company and any other transactions in securities of the Company reportable on any such form.  This Power of
Attorney shall be effective until revoked by a written instrument executed by the undersigned and delivered to the Company at its headquarters to the attention of the Chief Financial Officer.
Dated:  February 5, 2002

/s/ Steve Kapp
Name:  Steve Kapp